QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.9

Form of
2008 Stock Option Agreement

        This Stock Option Agreement ("Agreement") is entered into as of EFFECTIVE DATE, by and between EMPLOYEE NAME ("Participant") and ExactTarget, Inc., a Delaware corporation ("Company").

        1.    Option Grant.    The Company has granted to the Participant a Non-Qualified Stock Option ("Option") to purchase shares of the common stock of the Company pursuant to the ExactTarget, Inc. 2008 Equity Incentive Plan ("Plan"), subject to the terms and conditions of the Plan and this Agreement. The Option terms include the following:

  (a)
  Grant Date:

  (b)
  Number of Shares Subject to Option:

  (c)
  Exercise Price per Share:

  (d)
  Expiration Date:

The Option is subject to the terms of the Plan, which are incorporated by reference as if fully set out herein. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan document.

        2.    Defined Terms and Rules of Construction.    Except as otherwise defined herein, capitalized terms shall have the meanings specified by the Plan, and the rules of construction specified in the Plan shall apply to this Agreement as well. In addition, the following terms, when capitalized herein, shall have the meanings set out below:

  "Exercise Notice" means a written notice on a form acceptable to the Company that satisfies the requirements of Section 5 of this Agreement.

  "Option Shares" means the Shares subject to the Option.

  "Securities Act" means the Securities Act of 1933, as amended from time to time.

        3.    Vesting and Exercisability.    Unless more rapid vesting is required by the Plan or another provision of this Agreement, the Option shall become vested and exercisable as follows:

  (a)
  The Option shall become vested and exercisable with respect to 25% of the Option Shares on the first anniversary of the Grant Date, provided that the Participant has not Separated from Service before such date.

  (b)
  The Option shall become vested and exercisable with respect to 1/48th of the Option Shares on the same day of the month as the first anniversary of the Grant Date in each of the 36 months next following the month in which the first anniversary of the Grant Date occurs, provided, however, no further vesting shall occur after the Participant's Separation from Service.

        4.    Non-Transferability.    Neither the Option nor any portion thereof may be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by the Participant other than by will or the laws of descent and distribution to the extent hereinafter set forth. The Option may be exercised during the Participant's lifetime only by the Participant or, upon the Participant's legal incapacity to act on his or her own behalf, by the Participant's conservator or other lawful representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process, or similar process, whether legal or equitable, upon the Option.

        5.    Method of Exercise and Payment.    The Option may be exercised from time to time, in whole or part, to the extent then vested and exercisable, only by the person exercising the Option giving an Exercise Notice to the Treasurer of the Company at the Company's principal offices, stating the holder's election to exercise the Option and the total number of whole Shares to be purchased. The Option holder shall pay the full Exercise Price for the Shares purchased pursuant to the Option at the time of exercise in cash, by check payable to the order of the Company, or in such other form of consideration permitted by the Plan as the Committee, in its sole discretion, may deem appropriate.

        6.    Termination of Option.    To the extent that any portion of the Option has not been exercised in full before its termination or Expiration Date, whichever is earlier, it shall terminate and become void and of no effect on such date. In addition, if the Participant Separates from Service, the Option shall terminate as provided below:

  (a)
  If the Participant incurs a Separation from Service at a time when Cause exists, the Option shall terminate upon the Participant's Separation from Service (unless it expires or is terminated pursuant to another provision of the Plan or this Agreement before such time).

  (b)
  If the Participant incurs a Separation from Service not described in Subsection (a) above, the Option shall terminate three months after the Participant's Separation from Service (unless it expires or is terminated pursuant to another provision of the Plan or this Agreement before such time).

        7.    Investment Representations.    In connection with his exercise of the Option, the Participant shall, to the extent requested to do so by the Company, make appropriate investment representations and warranties, as determined by the Company, which may include representatives and warranties that:

  (a)
  the Participant is purchasing the Shares for his own account for investment only and not for resale or with a view to the distribution thereof;

  (b)
  the Participant has had the opportunity to obtain from the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company and has consulted with his own advisors with respect to such investment;

  (c)
  the Participant has sufficient experience in business, financial, and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase;

  (d)
  the Participant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period; and

  (e)
  the Participant understands that the Shares are not registered under federal or state securities laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under federal and state securities laws (or exemptions from the registration requirements thereof). The Participant further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

        8.    Further Restrictions with Respect to Shares.    The Participant may not offer, sell, or otherwise dispose of any Option Shares in a manner that would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or make any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder, or any other state or federal law. In connection with any transfer of Shares, the Company may require the transferor to provide, at the transferor's own expense, an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable foreign, federal, and state securities laws. Any attempted disposition of the Shares not in accordance with the terms and conditions of this Section shall be null and void.

        9.    Indemnification.    The Participant agrees to hold the Company and its officers, managers, and controlling persons (as defined in the Securities Act), and any persons affiliated with any of them or with the issuance of the Option harmless from all expenses, liabilities, and damages (including reasonable attorneys' fees) (i) deriving from a disposition of the Option or the Option Shares in a manner that violates the Securities Act or of any applicable state securities law or (ii) that may be suffered by any person by reason of any breach of a representation required of the Participant by this Agreement or the Plan.

        10.    No Right to Continued Service.    This Agreement does not confer on the Participant any right to continued employment or service with the Company (or its parent or subsidiary) or interfere in any way with the right of the Company (or its parent or subsidiary) to terminate the Participant's employment or service at any time.

        11.    Notices.    All notices, requests and other communications hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent; if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery; and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mail, as required or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

If to the Company:	ExactTarget Inc. 20 N. Meridian St., Suite 200 Indianapolis, IN 46204 Attn: Tara Masten
With a copy to:	Steven K. Humke Ice Miller LLP One American Square Suite 3100 Indianapolis, IN 46282-0020
If to the Participant:	At the Participant's most recent home address, as specified in the Company's record.

        12.    Amendment.    This Agreement may be amended only by written agreement of the parties hereto.

        13.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument.

        14.    Entire Agreement.    This Agreement contains the entire understanding and agreement between the parties hereto respecting the within subject matter, and there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.The undersigned duly authorized officer of the Company has signed this Agreement on behalf of the Company on this                          day of                         , 2008.

PARTICIPANT	EXACTTARGET, INC.
[Signature]	By:
Street Address	Name:
City, State, Zip Code	Title:
Social Security No.

QuickLinks

  Exhibit 10.9